SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	DefinitiveAdditional Material
☐	SolicitingMaterial Pursuant to Rule 14a-12

PennantPark Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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590 Madison Avenue, 15th Floor

New York, New York 10022

July     , 2009

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Meeting”) of PennantPark Investment Corporation (“we,” “us,” “our” or the “Company”) to be held on                     , 2009 at 9:30 a.m., Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036.

The Notice of Special Meeting of Stockholders and the proxy statement accompanying this letter, which is also accessible on the Internet or by request, provide an outline of the business to be conducted at the Meeting. At the Meeting you will be asked to: (i) approve a proposal to authorize flexibility for us, with approval of our board of directors, to sell shares of our common stock at a price below our then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement, and (ii) approve a proposal to authorize us to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our common stock subject to certain limitations as set forth in this proxy statement. I will also be available to respond to stockholders’ questions.

It is important that your shares be represented at the Meeting. If you are unable to attend the Meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. We encourage you to vote via the Internet, as it saves us significant time and processing costs. Your vote and participation in our corporate governance is very important to us.

Sincerely yours,

Arthur H. Penn
Chief Executive Officer

PENNANTPARK INVESTMENT CORPORATION

590 Madison Avenue, 15th Floor

New York, New York 10022

(212) 905-1000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                    ]

Notice is hereby given to the holders (the “Stockholders”) of shares of common stock, par value $0.001 per share (“Common Stock”), of PennantPark Investment Corporation (“we,” “us,” “our” or the “Company”) that:

A Special Meeting of Stockholders (the “Meeting”) will be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York on                     , 2009 at 9:30 a.m., Eastern Time, for the following purposes:

1.	to consider and vote upon a proposal to authorize flexibility for us, with the approval of our Board of Directors, to sell shares of our Common Stock (during the next 12 months) at a price below our then current net asset value per share, subject to certain limitations described in this proxy statement;

2.	to consider and vote upon a proposal to authorize us to sell or otherwise issue pursuant to such authority from time to time long-term warrants or securities to subscribe for or convertible into shares of our Common Stock, subject to certain limitations described in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale). In addition, unlike Proposal 1 above, the authority gained under this proposal does not expire after 12 months; and

3.	to transact such other business as may properly come before the meeting.

You have the right to receive notice of, and to vote at, the Meeting if you were a stockholder of record at the close of business on July 14, 2009. If you are unable to attend the Meeting, we encourage you to vote your proxy on the Internet by following the instructions provided on the proxy card. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by us.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

By Order of the Board of Directors,

Thomas Friedmann
Secretary

New York, New York

July     , 2009

This is an important meeting. To ensure proper representation at the meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or vote by telephone or through the Internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person if you wish to change your vote.

PENNANTPARK INVESTMENT CORPORATION

590 Madison Avenue, 15th Floor

New York, New York 10022

(212) 905-1000

PROXY STATEMENT

Special Meeting of Stockholders

To Be Held on                     , 2009

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Special Meeting of Stockholders (“Notice of Meeting”). Much of the information in this proxy statement is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please call 212-905-1000 with your questions.

The proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PennantPark Investment Corporation (“we,” “us,” “our” or the “Company”) for use at a Special Meeting of Stockholders (the “Meeting”) to be held on                     ,              at 9:30 a.m., Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, and at any adjournments thereof. This proxy statement, along with the Notice of Meeting and proxy card, is being sent to holders (the “Stockholders”) of shares of our common stock, par value $0.001 per share (“Common Stock”), via the Internet on or about                     , 2009 to Stockholders of record as of July 14, 2009.

We encourage you to vote your shares of our Common Stock either by voting in person at the Meeting or by proxy (i.e., authorizing someone to vote your shares of Common Stock). Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought properly before the Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.

You may revoke your vote on the Internet, by telephone or on a proxy card at any time before it is exercised by resubmitting your vote on the Internet, notifying our corporate Secretary in writing, submitting a properly executed proxy with a later date or voting in person at the Meeting. Any Stockholder entitled to vote at the Meeting may attend the Meeting and vote in person whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.

You will be eligible to vote your shares electronically via the Internet, by telephone, by mail or in person at the Meeting.

ABOUT THE MEETING

What are the purposes of the special meeting?

At the Meeting, Stockholders will be asked to (1) approve a proposal to authorize us, with the approval of the Board, to sell shares of our Common Stock at a price below our then current net asset value per share (“NAV”) in one or more offerings, subject to certain limitations, and (2) approve a proposal to authorize us to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our Common Stock, subject to certain limitations.

What is the Board’s recommendation?

The Board recommends a vote for approval of each proposal.

What vote is required to approve the Proposals?

Approval of Proposal 1 requires the affirmative vote of the Stockholders holding (1) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting and (2) a majority of the outstanding shares of our Common Stock entitled to vote at the meeting that are not held by affiliated persons of us. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of outstanding shares” as: (1) 67% or more of the voting securities present at the applicable meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of such company, whichever is less.

Approval of Proposal 2 requires the affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present.

Abstentions. A vote on the Internet for “Abstain” or a properly executed proxy marked “Abstain” with respect to a proposal will not be voted in favor of or against such matter, but will be treated as present and will have the effect of a vote “Against” the proposal.

Broker Non-Votes. Proposals 1 and 2 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposals 1 or 2. Thus, if you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself in accordance with the voting instructions on the proxy card being forwarded to you, your shares will be treated as present and will have the effect of a vote “Against” such proposal.

Adjournment and Additional Solicitation. If there appears not to be enough votes to approve the proposals at the Meeting, the Stockholders who are represented in person or by proxy may vote to adjourn the Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

How are votes counted?

For each proposal, you may vote “For,” “Against,” or “Abstain.” If you elect to “Abstain” for either proposal, this will have the same effect as a vote “Against” such proposal.

If you sign a proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote in accordance with their discretion.

Who is entitled to vote at the Meeting?

If you owned shares of our Common Stock at the close of business on July 13, 2009 (the “Record Date”), you are entitled to receive notice of, and to participate in, the Meeting.

What are the voting rights of holders of our Common Stock?

You may cast one vote per share of our Common Stock that you held on the Record Date on each item considered at the Meeting. These shares include shares that are: (1) held directly in your name as the Stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Who can attend the Meeting?

All Stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each Stockholder may be asked to present valid identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of Stockholders holding a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, thus permitting the Meeting to conduct its business. As of the Record Date, [21,068,772] shares of our Common Stock, representing the same number of votes, were outstanding.

Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Are representatives of our independent outside accountant expected to be present at the Meeting?

A representative of KPMG LLP, our independent outside accountant, is expected to be present at the Meeting.

What is the difference between holding shares as a Stockholder of record and as a beneficial owner?

Many of our Stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the Stockholder of record, and the Notice of Meeting, proxy statement and proxy card are being sent directly to you by us. As the Stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Meeting, proxy statement and proxy card are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the Stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Meeting. You may vote your shares by voting in accordance with the

Notice of Meeting, by returning a proxy card to us or making an arrangement with your broker or nominee on how such broker or nominee should vote your shares. You may also vote your shares in person at the Meeting, if you bring a brokerage statement reflecting your stock ownership on the Record Date.

How can I vote my shares in person at the Meeting?

Shares held by you may be voted in person at the Meeting. If you choose to do so, please bring proof of identification. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting.

How can I vote my shares without attending the Meeting?

Stockholders may provide their voting instructions by telephone, through the Internet or in accordance with the instructions on the Notice of Meeting, proxy statement and proxy card. The option to vote on the Internet requires Stockholders to input the control number, which is provided on the proxy card after visiting www.proxyvote.com. Upon inputting this number, Stockholders will be prompted to provide their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

Can I change my vote after I return my proxy?

Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. You may change your voting instructions by resubmitting such instructions on the Internet, providing a new proxy card with a later date, attending the Meeting and providing new voting instructions or providing written notice to our Secretary on any business day before the date of the Meeting.

Who is paying for this solicitation?

We will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing and posting this proxy statement to the Internet and the cost of mailing the Notice of Meeting, proxy statement and proxy card to Stockholders. We intend to use the services of Broadridge Financial Solutions, Inc., a leading provider of investor communications solutions, to aid in the distribution and collection of proxy votes. We expect to pay market rates for such services. If brokers, trustees, or fiduciaries and other institutions holding shares in their own names or in the names of their nominees, which shares are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the Internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by our directors or our officers, the officers or employees of PennantPark Investment Advisers, LLC, our investment adviser (the “Investment Adviser” or “PennantPark Investment Advisers”) and/or by a retained solicitor. No additional compensation will be paid to directors, officers or regular employees for such services.

What does it mean if I receive more than one proxy card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards that you receive.

Who is asking for my vote?

The Board is asking you to vote FOR each of the proposals.

Will my vote make a difference?

Every vote matters. We encourage you to take the time to vote on the two proposals.

Who can I call if I have a question?

If you have any questions regarding the Meeting, please call 212-905-1000.

STOCK OWNERSHIP

Who are the largest owners of our Common Stock?

Based on a review of filings with the SEC, we are aware of three beneficial owners as on June 30, 2009 of more than 5% of outstanding shares of our Common Stock.

How much Common Stock do our directors and executive officers own?

The table below shows the amount of our Common Stock beneficially owned (unless otherwise indicated) by (1) any person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock, (2) each director, (3) each executive officer and (4) all executive officers and directors as a group.

The number of shares beneficially owned by each person, director or executive officer is determined under SEC rules, and this information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Security Ownership of Certain Beneficial Owners and Management

As of the Record date, to our knowledge, no person would be deemed to control us, as such term is defined in the 1940 Act.

Our directors consist of one interested director and four independent directors. An interested director is an “interested person” of us, as defined in the 1940 Act.

The following table set forth, as of June 30, 2009 certain ownership information with respect to our Common Stock:

Name and address(1)	Type of ownership(4)	Shares owned	Percentage of Common Stock Ownership
Alpine Total Dynamic Dividend Fund	Beneficial	1,296,000	6.2%
2500 Westchester Suite, Suite 215
Purchase, NY 10577

Clough Capital partners L.P.	Beneficial	1,457,185	6.9%
One Post office Square, 40th Floor
Boston, MA 02109

Wellington Management Company LLP	Beneficial	2,613,491	12.4%
75 State Street
Boston, MA 02109

Independent Directors
Adam K. Bernstein(2)	Record/Beneficial	84,737	*
Marshall Brozost	Record/Beneficial	8,502	*
Jeffrey Flug	Record/Beneficial	85,020	*
Samuel L. Katz	Record/Beneficial	70,881	*

Interested director
Arthur H. Penn(3)	Record/Beneficial	399,260	1.9%

Executive officers
Aviv Efrat	Record/Beneficial	26,353	*
All Directors and Executive Officers as a group (6 persons)	Record/Beneficial	674,753	3.2%

(1)	The address for each officer and director is c/o PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022.
(2)	Mr. Bernstein is the President of JAM Investments, LLC and may therefore be deemed to own beneficially the 68,236 shares held by JAM Investments, LLC.
(3)	Mr. Penn is the Managing Member of PennantPark Investment Advisers, LLC, and may therefore be deemed to own beneficially the 260,859 shares held by PennantPark Investment Advisers, LLC.
(4)	Sole Voting Power.
*	Less than 1 percent.

CORPORATE GOVERNANCE

What are the duties of the Board of Directors?

The Board provides overall guidance and supervision with respect to our operations and performs the various duties imposed on the directors of business development companies (“BDCs”) by the 1940 Act. Among other things, the Board supervises our management arrangements and approves our investment management agreement, the custodial arrangements with respect to portfolio securities, the selection of accountants, fidelity bonding and any transactions with affiliates.

All actions taken by the Board are taken by majority vote unless applicable law, the 1940 Act, or our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws require a higher percentage or that the actions be approved by a majority of the directors who are not “interested persons” (as defined in the 1940 Act)—referred to as “Independent Directors.” The 1940 Act requires that a majority of our directors be Independent Directors.

As required by the 1940 Act, Proposals 1 and 2 were approved by (i) a majority of our Independent Directors and (ii) a majority of our directors who have no financial interest in Proposals 1 and 2.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Who are our Investment Adviser and Administrator

Our investment activities are managed by PennantPark Investment Advisers, LLC (the “Investment Adviser” or “PennantPark Investment Advisers”) and supervised by our Board, a majority of whose directors are independent of our Investment Adviser and us. We have entered into an Investment Advisory Management Agreement dated April 17, 2007 (the “Investment Management Agreement”) with PennantPark Investment Advisers. Under our Investment Management Agreement, we have agreed to pay our Investment Adviser an annual management fee based on our adjusted gross assets as well as an incentive fee based on our investment performance.

We have also entered into an Administration Agreement dated April 17, 2007 (the “Administration Agreement”) with PennantPark Investment Administration, LLC (the “Administrator” or “PennantPark Investment Administration”). Under the Administration Agreement, we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer and their respective staffs.

In addition, pursuant to the terms of the Administration Agreement, PennantPark Investment Administration provides us with the office facilities and administrative services necessary to conduct our day-to-day operations.

The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer, and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Joint Code of Ethics.

PROPOSAL 1: AUTHORIZATION TO OFFER AND SELL SHARES OF

COMMON STOCK BELOW NET ASSET VALUE

Stockholder Authorization

The 1940 Act generally prohibits us, as a BDC, from offering and selling shares of our Common Stock at a price below the then current NAV unless the policy and practice of doing so is approved by the Stockholders within one year immediately prior to any such sales. Shares of our Common Stock have traded at a price both above and below their NAV since they have begun trading on the NASDAQ Global Select Market.

While we have no immediate plans to sell any shares of our Common Stock below NAV, we are seeking Stockholder approval now in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The final terms of any such sale will be determined by the Board at the time of sale. Also, because we have no immediate plans to sell any shares of our Common Stock below NAV, it is impracticable to describe the transaction or transactions in which such shares would be sold. Instead, any transaction where we sell such shares of our Common Stock, including the nature and amount of consideration that would be received by us at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If this proposal is approved, we will not solicit further authorization from the Stockholders prior to any such sale, and the authorization would be effective for shares sold during a period beginning on the date of Stockholder approval and expiring one year from such approval.

In a common stock offering, investors are offered an ownership interest in a corporation. Stockholders typically are entitled to vote on the selection of corporate directors and other important matters as well as to receive distributions on their holdings to the extent such distributions are declared.

Generally, common stock offerings for BDCs are priced based on the market price of the currently outstanding shares of common stock, less a small discount of approximately 5%. Since shares of our Common Stock currently trade at a market price below NAV, Stockholder approval would permit us to offer and sell shares of our Common Stock in accordance with pricing standards that market conditions generally require. This proxy statement is not an offer of securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

1940 Act Conditions

Our ability to issue shares of our Common Stock at a price below NAV is governed by the 1940 Act. Specifically, Section 63(2) of the 1940 Act provides that we may offer and sell shares of our Common Stock at prices below the then current NAV with Stockholder approval, provided that:

•

any such sales are approved by (1) a majority of our Independent Directors and (2) a majority of our directors who have no financial interest in the proposal as being in the best interests of us and our Stockholders; and

•

such a required majority of directors, in consultation with the underwriter of the offering, if it is underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of any firm commitment to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value for those securities, less any distributing commission or discount.

Without the approval of Stockholders to offer and sell shares of our Common Stock at prices below NAV, we would be prohibited from selling such shares to raise capital when the market price for our Common Stock is below NAV. Our shares have for the most part recently traded at a discount to NAV, which is not uncommon for a BDC.

Board Approval

On July 9, 2009, the Board unanimously approved, and is recommending that the Stockholders vote in favor of, Proposal 1 to offer and sell shares of our Common Stock at prices that may be less than NAV. The Board concluded that the proposal is in the best interests of us and our Stockholders. In doing so, the Board, including the Independent Directors, considered and evaluated factors including the following, as discussed more fully below:

•	possible long-term benefits to the Stockholders; and

•	possible dilution to our NAV

Prior to approving Proposal 1, the Board met to consider and evaluate material that our management provided on the merits of our possibly raising additional capital and the merits of publicly offering shares of our Common Stock at a price below NAV. The Board considered the objectives of a possible offering, the mechanics of an offering, establishing size parameters for an offering, the possible effects of dilution, Common Stock trading volume, and other matters. The Independent Directors also consulted with their independent counsel to consider and evaluate the issues presented and voted separately on the issues presented.

The Board evaluated a full range of offering sizes. However, the Board has not yet drawn any definite conclusions regarding the size of a contemplated capital raise at this time. The Board expects that any increase in capital would be from a public offering of our Common Stock, or the possibility of one or more private placements. Additionally, our Common Stock could be issued as part of a purchase of assets, portfolios or other companies.

In determining whether or not to offer and sell Common Stock, the Board has a duty to act in our best interests and that of our Stockholders and must comply with the other requirements of Section 63(2) of the 1940 Act. If Stockholders do not approve Proposal 1, the Board will consider and evaluate our options to determine what alternatives are in our best interests and that of our Stockholders.

Possible Benefits to Stockholders

The Board believes that having the flexibility for the Company to sell its Common Stock below NAV in certain instances is in our best interests and the best interests of Stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay dividends to Stockholders could be adversely affected. In reaching that conclusion, the Board considered the following possible benefits to our Stockholders.

Current Market Conditions Have Created Attractive Opportunities

Current market dislocation has created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of Common Stock below NAV. Stockholder approval of the proposal to sell shares below NAV, subject to the conditions detailed below, is expected to provide the Company with the flexibility to invest in such opportunities. We believe that current market conditions provide attractive opportunities to use capital.

In mid-2007, the debt and equity capital markets in the United States began to experience disturbance caused by significant write-offs in the financial services sector relating to subprime mortgages, the failure of certain major financial institutions and the re-pricing of credit risk, among other things. These events, along with a general deterioration of the housing market, led to worsening general economic conditions, which have adversely impacted the broader financial and credit markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular. These factors accelerated during second half of 2008 and continued into early 2009, as many investors sold assets to repay debt, meet equity redemption requirements or satisfy other obligations. This created forced selling that negatively impacted valuations of debt securities in most markets.

However, the change in market conditions also had beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures, and more creditor-friendly contractual terms. Accordingly, we believe that we will benefit from access to capital in this constrained credit market and that the current environment should provide attractive investment opportunities. Our ability to take advantage of these opportunities will depend upon our access to capital.

Greater Investment Opportunities Due to Larger Capital Resources

The Board believes that additional capital raised through an offering of shares of our Common Stock may help us generate additional deal flow. Based on discussions with our management, the Board believes that greater deal flow, which may be achieved with more capital, would enable us to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. With more capital to invest in portfolio opportunities, we intend to be a more meaningful capital provider to companies and to compete for high quality investment opportunities with other funds having greater resources than we do. Management has represented to the Board that such investment opportunities may be funded with proceeds of an offering of shares of our Common Stock. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.

Higher Market Capitalization and Liquidity May Make Our Common Stock More Attractive to Investors

If we issue additional shares, our market capitalization and the amount of our publicly tradable Common Stock will increase, which may afford all holders of our Common Stock greater liquidity. A larger market capitalization may make our stock more attractive to a larger number of investors who have limitations of the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase trading volume, which could decrease the volatility in the secondary market in the price of our Common Stock.

Maintenance or Possible Increase of Dividends

A larger and more diversified portfolio could provide us with more consistent cash flow, which may support the maintenance and growth of our dividend. We generally distribute dividends to our Stockholders and last declared a quarterly dividend of $0.24 per share of our Common Stock, payable on July 1, 2009. Although management will continue to seek to generate income sufficient to pay our dividends in the future, proceeds from a future offering could be used to possibly increase such dividends if our income proved insufficient.

Reduced Expenses Per Share

An offering that increases our total assets may reduce our expenses per share due to the spreading of fixed expenses over a larger asset base. We must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on our size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio

As a BDC and a Regulated Investment Company (a “RIC”) we must abide by certain requirements. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders as dividends in order to maintain pass-through tax treatment. This requirement prevents us from using retained earnings to finance new investments. Further, in order to borrow money or issue preferred stock, BDCs must maintain a debt-to-equity ratio of not more than 1:1, which requires us to finance our investments with at least as much common equity as our combined outstanding debt and preferred stock. While we believe that we can continue to meet our obligations to pay dividends and maintain the requisite debt-to-equity ratio without raising capital, raising such capital could assist us in taking advantage of new investment opportunities and building our investment portfolio, which could help us meet such regulatory obligations.

Exceeding the required 1:1 debt-to-equity ratio would have severe negative consequences for a BDC, including an inability to pay dividends, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although we do not currently expect that we will exceed the required 1:1 debt-to-equity ratio, the markets we operate in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in further unrealized write-downs of debt investments. Any such asset write-downs, as well as unrealized write-downs based on the underlying performance of our portfolio companies, if any, will negatively impact our Stockholders’ equity and the resulting debt to equity ratio required for BDCs. Continued volatility in the capital markets and the resulting negative pressure on debt investment valuations could negatively impact our asset valuations, Stockholders’ equity and our debt to equity ratio. Issuing new equity will improve our debt to equity ratio.

In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen our balance sheet and give us more flexibility in our operations.

Trading History

The Company’s Common Stock has been quoted on The NASDAQ Global Select Market under the symbol “PNNT” since April 24, 2007. The following table lists the high and low closing sales price for the Company’s Common Stock, the closing sales price as a percentage of NAV, and quarterly dividends per share since shares of the Company’s Common Stock began being regularly quoted on The NASDAQ Global Select Market. On July                     , 2009, the last reported closing sale price of our common stock was $             per share.

			Closing Sales Price		High Sale Price as a Percentage of NAV(2)		Low Sale Price as a Percentage of NAV(2)		Declared Dividends
Period	NAV(1)		High	Low
Fiscal year ending September 30, 2009
Third quarter	$	N/A	$7.65	$3.85	N/A	%	N/A	%	$0.24
Second quarter		12.00	4.05	2.64	34		22		0.24
First quarter		10.24	7.81	2.35	76		23		0.24

Fiscal year ending September 30, 2008
Fourth quarter		10.00	8.50	5.92	85		59		0.24
Third quarter		10.77	8.60	7.05	80		65		0.22
Second quarter		10.26	11.31	8.38	110		82		0.22
First quarter		12.07	14.49	9.08	120		75		0.22

Fiscal year ended September 30, 2007
Fourth quarter		12.83	14.76	12.61	115		98		0.22
Third quarter*		13.74	15.03	14.04	109		102		0.14

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV.
*	From April 24, 2007 (initial public offering) to June 30, 2007.

Although the Company has at times experienced a share price above NAV, there can be no assurance that it will do so under current market conditions or in the future. The unprecedented nature of the current credit market dislocation and uncertainty surrounding the U.S. economy has led to significant stock market volatility, particularly with respect to the stock of financial services companies.

Conditions to Sales below NAV

If Stockholders approve this proposal, we will sell shares of our Common Stock at a price below NAV, exclusive of sales compensation, only if the following conditions are met:

•	a majority of our independent directors who have no financial interest in the sale have approved the sale; and

•

a majority of such directors, who are not interested persons of us, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such securities, or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

Dilution

Before voting on this proposal or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect on the NAV per outstanding share of Common Stock of the issuance of shares of our Common Stock at a price less than NAV per share. Any sale of Common Stock at a price below NAV would result in an immediate dilution to existing Stockholders on a per share basis. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a Stockholder’s per share interest in the earnings and assets of the Company and voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of shares at a price below the NAV per share and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of Common Stock below NAV.

The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of Common Stock proposed to be authorized for issuance, and thus any future issuance of Common Stock at a price below NAV would dilute a Stockholder’s holdings of Common Stock as a percentage of shares outstanding to the extent the Stockholder does not purchase sufficient shares in the offering or otherwise to maintain the Stockholder’s percentage interest. Further, if the Stockholder does not purchase any shares to maintain the Stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the Stockholder’s voting power will be diluted.

The precise extent of any such dilution cannot be estimated before the terms of a Common Stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The Board would expect that the net proceeds to us will be equal to the price that investors pay per share, less the amount of any underwriting discounts and commissions, typically 95% of the market price.

As previously discussed, the Board evaluated a full range of offering sizes. The following example indicates how an offering would immediately affect the NAV of our Common Stock based on the assumptions set forth below. It does not include any effects or influence on market share price due to changes in investment performance over time, dividend policy, increased trading volume or other qualitative aspects of the shares our Common Stock.

Company XYZ has 1,000,000 total shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The NAV of the common stock of Company XYZ is $10.00.

The following table illustrates the reduction to NAV and the dilution experienced by Stockholder A following the sale of 40,000 shares of the Common Stock of Company XYZ at $9.50 per share, a price below NAV. These are intended to be indicative calculations and are not projections of our future results.

	Prior to Sale Below NAV	Following Sale Below NAV		Percentage Change
Reduction to NAV
Total Shares Outstanding	1,000,000	1,040,000		4.0%
NAV per share	$10.00	$9.98		(0.2)%

Dilution to Existing Stockholder A
Shares Held by Stockholder A	10,000	10,000	(1)	0.0%
Percentage Held by Stockholder A	1.00%	0.96%		(3.8)%
Total Interest of Stockholder A in NAV	$100,000	$99,808		(0.2)%

(1)	Assumes that Stockholder A does not purchase additional shares in the offering of shares below NAV.

The discount to NAV is a result of market perception that moves the share price and thus NAV is only one determinant of market value. We expect the market price of shares of Common Stock will incorporate a discount or premium factor based on the market assessment of future earnings and the likelihood of those earnings supporting growth in our dividend yield.

Notwithstanding the dilutive effect of any equity financing on our NAV, the Board has considered our need to obtain additional capital for investment and other factors discussed in this proxy statement. With more capital to invest, the Board believes that we would be able to make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment, taken together with the other factors previously discussed, may be reflected positively in the market price of our shares and that such increases may exceed the initial dilutive effects that we are likely to experience in our NAV due to offerings of shares of our Common Stock in accordance with this proposal. In our view, the secondary market price of our Common Stock is an important gauge of the true economic impact on Stockholders of any equity offering.

Other Considerations

In reaching its recommendation to the Stockholders to approve Proposal 1, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of our common stock will increase the management fees that we pay to the Investment Adviser as such fees are partially based on the amount of our gross assets. The Board and the Independent Directors concluded that the benefits to the Stockholders from increasing our capital base outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether we offer shares of Common Stock below NAV or above NAV. The Board also considered the effect of the following factors:

•	the costs and benefits of a Common Stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;

•	the size of a Common Stock offering in relation to the number of shares outstanding;

•	the general condition of the securities markets;

•	any impact on operating expenses associated with an increase in capital.

Potential Investors

Presently, we have not solicited any potential buyers of the shares that we may elect to issue in any future offering to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of us. However, members of our management and other affiliated persons may participate in a Common Stock offering on the same terms as others.

Required Stockholder Vote

If the Stockholders approve this proposal, during a one-year period commencing on the date of such approval, we will be permitted, but not required or otherwise obligated, to offer and sell newly issued shares of our Common Stock at a price below NAV at the time sold. The Board believes that the proposal is important because of the flexibility it would provide in raising additional capital even if our Common Stock is trading at prices below NAV.

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting and (2) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting that are not held by affiliated persons of us. For purposes of this proposal, the 1940 Act, defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (2) more than 50% of the outstanding voting securities of such company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board, including its Independent Directors, unanimously recommends that each Stockholder vote FOR this proposal to authorize us to offer and sell shares of our Common Stock at a price below current NAV.

PROPOSAL 2: AUTHORIZATION TO SELL OR OTHERWISE ISSUE WARRANTS OR SECURITIES TO SUBSCRIBE FOR OR CONVERTIBLE INTO SHARES OF OUR COMMON STOCK.

General Information

The Board believes it would be in our and our Stockholders’ best interests to have the ability to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our Common Stock, not exceeding 25% of our outstanding Common Stock at the time such warrants or securities are issued, at an exercise or conversion price that, at the date of issuance, will not be less than the greater of (i) the secondary market price per share of our Common Stock and (ii) the NAV per share of our Common Stock.

As a BDC, Section 61(a) (in conjunction with Section 18(d)) of the 1940 Act generally prohibits us from issuing a security that includes a warrant or a right to subscribe to or purchase our Common Stock outstanding for more than 120 days unless we meet certain conditions, including obtaining prior Stockholder approval or, in the case of convertible securities, if the value of the conversion feature is material to the value of the security. As a result, we may be precluded from issuing warrants or securities to subscribe for or convertible into shares of our Common Stock that is or will be outstanding for more than 120 days unless we obtain prior Stockholder approval as to the issuance of such warrants or securities pursuant to this proposal, and such issuance meets certain other conditions described below.

Background and Reason

In order to provide us with maximum flexibility to raise capital, we are asking you to approve the issuance of warrants or securities to subscribe for or convertible into shares of our Common Stock to the extent required by Section 61(a) on such terms and conditions as the Board determines to be in our best interests and the best interests of our Stockholders.

The Board, including a majority of the Board who have no financial interest in this proposal and a majority of the Independent Directors, has approved this proposal as in our best interests and the best interests of our Stockholders, and the Board recommends it to the Stockholders for their approval. Upon obtaining the requisite Stockholder approval, we will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. Please see the discussion of the risks of dilution below.

Our management and the Board have determined that it would be advantageous to us to have the ability to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our Common Stock in connection with our financing and capital raising activities. The issuance of such securities may give us a cost-effective way to raise capital and such issuances of capital are common practice of corporations. Such securities typically allow the purchasers thereof to participate in any increase in value of the issuer’s common stock after such issuance.

As discussed above in Proposal 1, as a result of the market disruption, we have seen a reduction in competition, a widening of interest-rate spreads on loans and generally more conservative capital structures. We believe that these changes in the capital markets create an opportunity to invest at attractive risk-adjusted returns. As a result, we are seeking flexibility to raise additional capital by selling warrants or securities to subscribe for or convertible into shares of our Common Stock so that we may take advantage of this opportunity.

While we have no immediate plans to issue any warrants or securities to subscribe for or convertible into shares of our Common Stock, we are seeking Stockholder approval now in order to provide flexibility for future issuances, which typically are undertaken quickly in response to market conditions. The final terms of any sale of such securities, including price, dividend or interest rates, exercise or conversion prices, voting rights, anti-dilution protections, redemption prices, maturity dates and similar matters will be determined by the Board at the time of issuance. Also, because we have no immediate plans to issue any such securities, it is impracticable to describe the transaction or transactions in which the securities would be issued. Instead, any transaction where we issue such securities, including the nature and amount of consideration that would be received by us at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If this proposal is approved, we will not solicit further authorization from the Stockholders. Unlike Proposal 1, the authority sought under this proposal has no expiration.

Conditions to Issuance

If our Stockholders approve this proposal, we will only be able to issue warrants or securities to subscribe for or convertible into shares of our Common Stock pursuant to such Stockholder approval so long as the issuance of such securities meets the following conditions:

(i) the exercise, conversion or subscription rights in such securities expire by their terms within 10 years;

(ii) with respect to any warrants, options or rights to subscribe or convert to our Common Stock that are issued along with other securities, such warrants, options or rights are not separately transferable;

(iii) the exercise or conversion price of such securities is not less than the greater of (a) secondary market price per share of our Common Stock and (b) the NAV of our Common Stock at the date of issuance of such securities;

(iv) the issuance of such securities is approved by a majority of the Board who have no financial interest in the transaction and a majority of the Independent Directors on the basis that such issuance is in the best interests of us and our Stockholders; and

(v) the number of shares of our Common Stock that would result from the exercise or conversion of such securities and all other securities convertible, exercisable or exchangeable into shares of our Common Stock outstanding at the time of issuance of such securities will not exceed 25% of our outstanding Common Stock at such time.

Prior to the time of issuance, the Board may determine to issue warrants or securities to subscribe for or convertible into shares of our Common Stock in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such securities if it concludes that doing so would assist in marketing such securities on favorable terms. Any such sale would be anticipated to result in a potential increase in the number of outstanding shares of our Common Stock. However, the number of shares of our Common Stock that would result from the exercise or conversion of such securities and all other securities convertible, exercisable or exchangeable into shares of our Common Stock outstanding at the time of issuance of such securities will not exceed 25% of our outstanding Common Stock at such time.

In addition, it is possible that the Board will authorize the issuance of warrants or securities to subscribe for or convertible into shares of our Common Stock that contain certain anti-dilution protections, to the extent permissible under the 1940 Act, and that, as a result of such anti-dilution protections, the price at which such securities may be exercisable or convertible into shares of our Common Stock may be adjusted to a price less than the current market value per share of our Common Stock or the NAV of our Common Stock at the time of such adjustment or at the time of their issuance.

Dilution

Your per share interest in us may be diluted if we issue warrants or securities to subscribe for or convertible into shares of our Common Stock. We cannot state precisely the amount of any such per share dilution because we do not know at this time what number of shares of our Common Stock would be issuable upon exercise or conversion of any such securities that are ultimately issued. Because the exercise or conversion price per share could be less than NAV at the time of exercise or conversion (including through the operation of anti-dilution protections) and because we would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of NAV per share at the time of exercise or conversion. We cannot predict the amount of any such decrease in NAV per share because it is not known at this time what the exercise or conversion price and NAV will be at the time of exercise or conversion or what number or amount (if any) of such securities will be issued. Such dilution, however, could be substantial. You may also suffer voting dilution to the extent that you do not receive or obtain a proportionate amount, in relationship to your share ownership, of warrants or securities to subscribe for or convertible into shares of our Common Stock.

This proposal does not limit our ability to issue securities to subscribe for or convertible into shares of our Common Stock at an exercise or conversion price below NAV at the time of exercise or conversion (including through the operation of anti-dilution protections) so long as such issuance is within the 25% limitation described above. The only requirement with respect to the exercise or conversion price is that it be not less than the greater of the market value per share of our Common Stock and the NAV of our Common Stock on the date of issuance.

Before voting on this proposal or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect to NAV per share of the issuance of shares of our Common Stock at an exercise or conversion price that is less than NAV at the time of exercise or conversion and the expenses associated with such issuance. Any exercise of warrants or securities to subscribe for or convertible into shares of our Common Stock at an exercise or conversion price that is below NAV at the time of such exercise or conversion would result in an immediate dilution to existing Stockholders on a per share basis. This dilution would reduce NAV per share as a result of the proportionately greater decrease in a Stockholder’s per share interest in our earnings and assets than the offsetting increase in our assets resulting from such issuance. Such Stockholder’s voting interest in us could also be diluted to the extent that the Stockholder does not obtain a pro rata amount of any issued warrants or convertible securities.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of warrants or securities to subscribe for or convertible into shares of our Common Stock when considering whether to authorize any such issuance.

Conclusion and Recommendation; Vote Required

The Board believes it is in our best interests and the best interests of our Stockholders to adopt this proposal. The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of this proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO AUTHORIZE US TO SELL OR OTHERWISE ISSUE WARRANTS OR SECURITIES TO SUBSCRIBE FOR OR CONVERTIBLE INTO SHARES OF OUR COMMON STOCK.

OTHER MATTERS

The Board knows of no matter that is likely to come before the Meeting. However, if any other matter properly comes before the Meeting, the individuals named as proxy holders will vote in accordance with their discretion on such matters.

If there appears not to be enough votes for a quorum or to approve the proposals at the Meeting the Stockholders who are represented in person or by proxy may vote to adjourn the Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

ANNUAL AND QUARTERLY REPORTS

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at our website at www.pennantpark.com or without charge upon request. Please direct your request to PennantPark Investment Corporation, Attention: Investor Relations, 590 Madison Avenue, 15th Floor, New York, New York 10022. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.

SUBMISSION OF STOCKHOLDER PROPOSALS

The submission of a proposal to be included in our proxy material for our 2010 Annual Meeting of Stockholders does not guarantee its inclusion in our proxy statement or presentation at such meeting unless certain securities law requirements are met. We expect that the 2010 Annual Meeting of Stockholders will be held in February 2010, but the exact date, time, and location of such meeting have yet to be determined. A Stockholder who intends to present a proposal at our 2010 Annual Meeting of Stockholders or to conduct other business including the nomination of a director, must submit a notice of intention to bring a proposal at the 2010 Annual Meeting to us at our address in New York, New York in order for the proposal to be considered for inclusion in our proxy statement for that meeting. As stated in our proxy statement dated December 22, 2008, notices should be in writing and addressed to Thomas Friedmann, Secretary, c/o PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022 and must be received by us on or after July 17, 2009 and on or before August 17, 2009 and in accordance with all applicable provisions of our Amended and Restated Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable securities law requirements.

Our Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to our Company’s Chief Compliance Officer (“CCO”). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to our Audit Committee Chair. Complaints may be submitted on an anonymous basis.

The CCO may be contacted at:

Mr. Guy Talarico

PennantPark Investment Corporation

Chief Compliance Officer

590 Madison Avenue, 15th Floor

New York, New York 10022

The Audit Committee Chair may be contacted at:

Mr. Jeffrey Flug

PennantPark Investment Corporation

Audit Committee Chair

590 Madison Avenue, 15th Floor

New York, New York 10022

You are cordially invited to attend our Meeting in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or to vote by telephone or through the Internet.

By Order of the Board of Directors

Thomas Friedmann
Secretary

New York, New York

July     , 2009

Proxy Statement

PENNANTPARK Investment Corporation	EVERY STOCKHOLDER’S VOTE IS IMPORTANT! VOTE THIS PROXY CARD TODAY!

PENNANTPARK INVESTMENT CORPORATION 590 MADISON AVENUE 15th FLOOR NEW YORK, NY 10022

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

PNTPK1	KEEP THIS PORTION FOR YOUR RECORDS

-----------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PENNANTPARK INVESTMENT CORPORATION
Vote on Proposal		FOR	AGAINST	ABSTAIN
1.	To approve a proposal to authorize the flexibility for PennantPark Investment corporation, with the approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at prices below the then current net asset value per share..	☐	☐	☐
2.	To approve a proposal to authorize PennantPark Investment Corporation to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of common stock.	☐	☐	☐
3.	To transact such other business as may properly come before the Meeting	☐	☐	☐

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL LISTED.

    If any other business is presented at the meeting, this proxy will be voted by the proxies in their discretion, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting. THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM THE COMPANY PRIOR TO THE EXECUTION OF THIS PROXY, A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX] DATE	Signature [PLEASE SIGN WITHIN BOX] DATE

Proxy Statement

SPECIAL MEETING OF STOCKHOLDERS OF

PENNANTPARK INVESTMENT

CORPORATION

[            , 2009]

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.

-------

PENNANTPARK INVESTMENT CORPORATION SPECIAL MEETING OF STOCKHOLDERS to be held at
The offices of Dechert LLP 1095 Avenue of the Americas New York, NY 10036 [ , 2009]

    The undersigned hereby appoints Marshall Brozost and Samuel L. Katz, or either one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of Common Stock of PennantPark Investment Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Dechert LLP, 1095 Avenue of the Americas, New York , NY 10036, on [            , 2009] at 9:30 a.m., Eastern Time, and at all adjournments thereof, as indicated on this proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on the reverse side)